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                                                                    EXHIBIT 5.1



                                CARLTON FIELDS
                               ATTORNEYS AT LAW

       ONE HARBOUR PLACE                                MAILING ADDRESS:
777 S. HARBOUR ISLAND BOULEVARD             P.O. BOX 3239, TAMPA, FL 33601-3239
  TAMPA, FLORIDA 33602-5799                TEL (813) 223-7000 FAX (813) 229-4133

                                October 12, 1999

Northeast Bancorp
232 Center Street
Auburn, Maine 04210
Attention: Board of Directors

NBN Capital Trust
c/o Northeast Bancorp
232 Center Street
Auburn, Maine 04210
Attention: Administrators


         RE: NBN CAPITAL TRUST
             $12,075,000 LIQUIDATION AMOUNT
             OF PREFERRED SECURITIES


Ladies and Gentlemen:

         We have acted as counsel to Northeast Bancorp, a Maine corporation (the "Company"), in connection with the preparation and filing by the Company and NBN Capital Trust, a Delaware statutory business trust (the "Trust"), of a registration statement on Form S-2 (the "Registration Statement"), with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of certain of the Trust's Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities") and certain of the Company's Junior Subordinated Debentures (the "Debentures") and the related Guarantee Agreement (the "Guarantee") by and between the Company and the Bankers Trust Company, as trustee (the "Trustee"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Debentures and the Guarantee. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records,

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Northeast Bancorp
NBN Capital Trust
October 12, 1999
Page 2

agreements, certificates or comparable documents of public officials and others, and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including, without limitation,
(i) the Articles of Incorporation and Bylaws of the Company, (ii) the form of Preferred Securities, (iii) the form of Debenture and Guarantee, (iv) the form of the Junior Subordinated Debenture Indenture (the "Indenture") between the Company and the Trustee, as trustee, (v) the opinion of Lipman & Katz, P.A., Augusta, Maine, relating to certain Maine corporate law matters, and (v) the Registration Statement.

         In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all corporate records made available to us by the Company and the Trust. We also have assumed the authority of such persons signing on behalf of parties thereto other than the Company or the Trust, and the due authorization, execution, and delivery of all documents by the parties thereto other than the Company or the Trust.

         Based upon and subject to the foregoing, we are of the opinion that the Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Debentures, when issued and paid for as contemplated by the Registration Statement, subject to (i) the effectiveness of the Registration Statement by order of the Securities and Exchange Commission, (ii) compliance with the terms of the Indenture, and (iii) compliance with applicable state securities laws, the Debentures and the Guarantee will be validly issued and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation, or by general equity principles, regardless of whether such obligation is considered in a proceeding in equity or at law.

         The opinion set forth above is subject to the exception that we express no opinion as to the present or future value of any Debentures or the Guarantee issued or delivered as described above or in the Registration Statement.

         We are attorneys admitted to practice in the State of Florida and, accordingly, our opinion is limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware, and with the federal laws of the United States of America. With respect to the Debentures and the Guarantee, which are stated to be governed by the laws of the State of New York, we have assumed with your consent that such laws are the same as the laws of the State of Florida with respect to the legal, valid, and binding nature of the Debentures and the Guarantee.

         This opinion is rendered to you and for your benefit solely in connection with the registration of the Debentures and the execution and delivery of the Guarantee. This opinion may not be relied

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Northeast Bancorp
NBN Capital Trust
October 12, 1999
Page 3

upon by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys who passed upon the legality of the Debentures and the Guarantee, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.



                                             Very truly yours,

                                             CARLTON, FIELDS, WARD, EMMANUEL,
                                               SMITH & CUTLER, P.A.



                                             By: /s/ Richard A. Denmon
                                                -------------------------------
                                                     Richard A. Denmon
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                       (LIPMAN & KATZ, P. A. LETTERHEAD)



                                October 12, 1999



Northeast Bancorp
232 Center Street
Auburn, Maine 04210
Attention: Board of Directors

NBN Capital Trust
c/o Northeast Bancorp
232 Center Street
Auburn, Maine 04210
Attention: Administrators

Carlton Fields Ward Emmanuel Smith & Cutler., P.A.
One Harbour Place
777 South Harbour Island Boulevard
Tampa, Florida 33602


              RE:  NORTHEAST BANCORP
                   NBN CAPITAL TRUST
                   $12,075,000 LIQUIDATION AMOUNT OF TRUST PREFERRED SECURITIES REGISTRATION STATEMENT ON FORM S-2


Gentlemen:

         We have acted as limited special corporate counsel to Northeast Bancorp, a Maine corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement") of the Company and NBN Capital Trust, a Delaware business trust (the "Trust") to be filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to the offer and sale of certain of the Trust's Preferred Securities (liquidation amount $10 per Preferred Security) and certain of the Company's Junior Subordinated Debentures (the "Debentures") and the related Guarantee Agreement (the "Guarantee") by and between the Company and the Bankers Trust Company, as trustee (the "Trustee"). In connection therewith, you have requested our opinion as to certain matters referred to below. The Debentures and the Guarantee are referred to together herein as the "Indenture Obligations".



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         In connection with this opinion, we have examined the copies of (a)
the Junior Subordinated Indenture pursuant to which the Debenture will be issued, (b) the Guarantee, and (c) the Registration Statement, in the substantially the form in which it will be filed with the Commission on October 12, 1999 and the Prospectus which is a part thereof. In addition, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records, instruments, and documents of the Company, certificates of public, and other certificates and documents as we have deemed appropriate for rendering our opinions set forth below.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents to us as certified or photostatic copies and the authenticity of the original of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness hereof, statements and representations of the officers and other representatives of the Company.

         Based solely on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine and has the requisite corporate power and authority to own its properties and to conduct its business as described in the Registration Statement.

         2. The Company has the full power and authority (corporate and other) to execute, deliver, and perform its obligations under each of the Indenture Obligations. The execution and delivery by the Company of each of the Indenture Obligations and the performance by the Company of its obligations thereunder have been duly authorized by all requisite corporate action on the part of the Company.

         3. Neither the execution and delivery of the Indenture Obligations, nor the performance by the Company of its obligations thereunder or contemplated therein, will conflict with, or result in a violation of the Articles of Incorporation or Bylaws of the Company or the Maine General Corporation Law.

         The opinions set forth above are subject to the following limitations, qualifications, and exceptions:

         A. We express no opinion as to the law of any jurisdiction, except the laws of the State of Maine and, where applicable, the laws of the United States of America to the extent specifically provided above.

         B. Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.




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         This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit, and can be relied upon solely by you. This opinion is not to be furnished, quoted, or referenced to anyone else, including any governmental agency, without the prior written consent of this firm. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys who passed upon the legality of the Debentures and the Guarantee, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.


                                          Very truly yours,

                                          LIPMAN & KATZ, P.A.



                                          By: /s/ Sumner H. Lipman
                                             ----------------------------------
                                                  Sumner H. Lipman